UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2025

Phunware Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37862	30-1205798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1002 West Avenue
Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512 693-4199

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHUN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

As previously disclosed on the Current Report on Form 8-K filed on October 24, 2024 by Phunware, Inc. (the “Company”), Michael Snavely tendered his resignation as Chief Executive Officer and a member of the Company’s board of directors (the “Board”), leaving a vacant seat on the Board. In connection with Mr. Snavely’s resignation, Stephen Chen was appointed as Interim Chief Executive Officer of the Company. While Mr. Chen continues to serve as a member of the Board, he resigned as a member of the Company’s audit committee, compensation committee and nominating and corporate governance committee, leaving a vacancy on each such committee.

To fill the vacancy on the Board created by Mr. Snavely’s resignation, on February 28, 2025, the Board appointed Quyen Du as a Class III director to hold office until the Company’s 2024 annual meeting of stockholders and until her successor shall have been duly elected and qualified or until her earlier death, resignation or removal. Additionally, Ms. Du was also appointed to serve on each of the Board’s audit committee, compensation committee and nominating and corporate governance committee, to hold such positions at the pleasure of the Board until the annual meeting of the Board following the 2024 meeting of stockholders or until her respective successors are appointed and qualified or until her earlier death, disqualification, resignation or removal.

In connection with her appointment, the Board affirmatively determined that Ms. Du (i) meets the requirements for audit committee service contained in Nasdaq Listing Rule 5605(c)(2)(A) and (ii) is an “independent director” as contemplated by Nasdaq Listing Rule 5605(b)(1).

Ms. Du, age 48, served as Head of Corporate Strategy & Development at Conde Nast, a publishing conglomerate, from 2022 to 2024. From 2019 to 2022, Ms. Du served as Head of Corporate Development at Fandom, Inc., an online community platform. From 2018 to 2019, Ms. Du was Chief Business Officer and Co-Founder of Stealth Healthcare Startup. From 2012 to 2017, Ms. Du served as Vice President, Digital Enterprises, Strategy, Business Development and Mergers and Acquisitions for NBC Universal, a media conglomerate. Ms. Du earned bachelor degrees in Business Administration and Economics from the University of California, Berkeley, and a Masters in Business Administration from Columbia University.

Ms. Du’s compensation for service as a non-employee director will be consistent with that of the Company’s other non-employee directors, subject to proration to reflect the commencement date of his service on the Board.

There are no arrangements or understandings between Ms. Du and any other person pursuant to which Ms. Du was named as a director of the Company. Ms. Du has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

After giving effect to Ms. Du’s appointment, the audit committee of the Board in now comprised of three independent members as required by Nasdaq Listing Rule 5605(c)(2)(A).

Item 7.01 Regulation FD Disclosure.

On March 4, 2025, the Company issued a press release announcing the appointment of Ms. Du as a director.

The information in this item 7.01, including Exhibit 99.1 hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference to the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in this Item 7.01, including Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title
99.1	Press Release dated March 4, 2025
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phunware, Inc.

Date:	March 4, 2025	By:	/s/ Stephen Chen
Stephen Chen Interim Chief Executive Officer